SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               IMATION CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of
    Schedule 14A.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:



[LOGO]
IMATION
BORNE OF 3M INNOVATION


                                  IMATION CORP.

                                 1 Imation Place
                            Oakdale, Minnesota 55128

                          NOTICE OF 1997 ANNUAL MEETING
                               AND PROXY STATEMENT

                                                          April 7, 1997


Dear Shareholder:

You are cordially invited to attend the 1997 Annual Meeting of Shareholders, our Company's first Annual Shareholders Meeting. The Meeting will be held this year on Wednesday, May 14, 1997, at 9:30 a.m. (Central Daylight Time) at the Radisson Hotel, 11 East Kellogg Boulevard, St. Paul, Minnesota.

All holders of the Company's outstanding common stock as of March 19, 1997 are entitled to vote at the Annual Meeting. Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the Annual Meeting and shareholders will have an opportunity to ask questions.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to ensure that your shares will be represented at the Annual Meeting.
Sincerely,

/s/ William T. Monahan
William T. Monahan
Chairman of the Board and
Chief Executive Officer




[LOGO]
IMATION
BORNE OF 3M INNOVATION


                                  IMATION CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 1997


To Our Shareholders:

The 1997 Annual Meeting of Shareholders of Imation Corp. will be held on Wednesday, May 14, 1997, at 9:30 a.m. (Central Daylight Time) at the Radisson Hotel, 11 East Kellogg Boulevard, St. Paul, Minnesota, for the following purposes:

     1.   To elect two Class I directors for three-year terms;

     2. To ratify the appointment of Coopers & Lybrand L.L.P., independent accountants, to audit the consolidated financial statements of Imation Corp. for the year 1997;

     3.   To approve the 1996 Employee Stock Incentive Program; and

     4. To take action on any other business that may properly be brought before the meeting.

These items are more fully described in the following pages of the Proxy Statement.

The Board of Directors has fixed March 19, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.


                                        By Order of the Board of Directors,

                                        /s/ Carolyn A. Bates
                                        Carolyn A. Bates
                                        SECRETARY

April 7, 1997



[LOGO]
IMATION
BORNE OF 3M INNOVATION


                                  IMATION CORP.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1997

VOTING PROCEDURES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Imation Corp. (the "Company" or "Imation") for use at the Annual Meeting of Shareholders of Imation to be held on May 14, 1997, and at all adjournments thereof. All shareholders of record on March 19, 1997 are entitled to vote at the Annual Meeting and, as of that date, there were 42,539,877 shares of common stock, $.01 par value, of the Company (the "Common Stock") outstanding. Each share of Common Stock entitles the holder to one vote. Shares of Common Stock held in the Company's treasury will not be voted and will not be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote.

The Company anticipates that this Proxy Statement and the accompanying form of proxy will first be sent to its shareholders on or about April 7, 1997.

A proxy card is enclosed for your use. IN ORDER TO REGISTER YOUR VOTE, COMPLETE, DATE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED OR VOTE YOUR PROXY BY TELEPHONE IN ACCORDANCE WITH THE TELEPHONE VOTING INSTRUCTIONS SET FORTH ON THE PROXY CARD.

You have three choices on each matter to be voted upon at the Annual Meeting. For the election of directors, by checking the appropriate box on your proxy card, you may (i) vote for all of the director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees you identify by striking a line through such nominees' name. See "General Information" under Item No. 1. Concerning the other items, by checking the appropriate box, you may
(i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on the item.

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and withdrawing the proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the meeting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted FOR the election of all directors as nominated, FOR ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for 1997, and FOR the approval of the 1996 Employee Stock Incentive Program.

If an executed proxy card is returned and the shareholder has voted "abstain" on any matter (or "withhold authority" as to the election of any director), the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the holdings, as of the date indicated, of the Company's outstanding Common Stock of each person known to the Company to own beneficially (as defined by the Securities and Exchange Commission for proxy statement purposes) more than 5% of any class of the Company's voting securities:

                                        AMOUNT AND NATURE
                                          OF BENEFICIAL      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER        OWNERSHIP        OF CLASS
------------------------------------        ---------        --------

FMR Corp.                                  5,450,891(1)       13.0 %
 82 Devonshire Street
 Boston, Massachusetts 02109
State Street Bank and Trust Company        2,536,503(2)        5.93%
 225 Franklin Street
 Boston, Massachusetts 02110

-----------------------------
(1) The Company received a copy of a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp., indicating that, at November 30, 1996, FMR Corp. and certain of its affiliates and subsidiaries, as investment advisor to various investment company mutual funds, beneficially held a total of 5,450,891 shares of Common Stock. Such entities had sole power to vote 2,201 of such shares and sole dispositive power with respect to all such shares.

(2) The Company received a copy of a Schedule 13G filed with the Securities and Exchange Commission by State Street Bank and Trust Company, indicating that, at December 31, 1996, State Street Bank and Trust Company, as trustee of the Imation Retirement Investment Plan and other trust accounts, held a total of 2,536,503 shares of Common Stock. Of such shares, State Street Bank and Trust Company had sole power to vote 236,902 shares, shared power to vote 2,292,321 shares, sole power to dispose of 240,795 shares and shared power to dispose of 2,295,708 shares.


SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of February 28, 1997, by each director, each officer named in the Summary Compensation Table on page 14, and all directors and executive officers as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

                                        AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP(1)(2)
------------------------             --------------------------

William T. Monahan                              6,485
Lawrence E. Eaton                              10,386
William W. George                               3,631
Linda W. Hart                                     890
Ronald T. LeMay                                   373
Marvin L. Mann                                  2,000
Mark A. Pulido                                  1,252(3)
Daryl J. White                                    373
Krzysztof K. Burhardt                           2,011
Clifford T. Pinder                              1,097
Charles D. Oesterlein                             309
Dennis A. Farmer                                1,745
All Directors and Executive
 Officers as a Group (23 persons)              40,860

----------------------
(1) Includes the following shares allocated as of February 28, 1997 to the accounts of participants under the Imation Retirement Investment Plan: W.
     T. Monahan, 353 shares; K. K. Burhardt, 206 shares; C. T. Pinder, 235 shares; C. D. Oesterlein, 205 shares; D. A. Farmer, 261 shares; and all executive officers as a group, 3,611 shares. The participants in the Imation Retirement Investment Plan have shared voting and investment power with respect to such shares.

(2) As of February 28, 1997, the percentage of shares of Common Stock beneficially owned by any director, by any named executive officer and by all directors and executive officers as a group was less than 1% of the outstanding Common Stock of the Company.

(3) Includes 276 shares owned by Mr. Pulido's wife, as to which Mr. Pulido disclaims beneficial ownership.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange, and the Company is required to identify any of those individuals who failed to file such reports on a timely basis. The Company's directors and executive officers first became subject to the obligation to file such reports on July 1, 1996, in connection with the distribution (the "Distribution") as of that date of all of the outstanding shares of the Company's Common Stock to shareholders of Minnesota Mining and Manufacturing Company ("3M"). The Company believes that during 1996 all directors and executive officers of the Company complied with their Section 16(a) filing requirements, except that a stock purchase by Mr. W. G. DeBoer in December 1996 was reported one month late on a Form 5 filed on his behalf for the year ended December 31, 1996.


                               BOARD OF DIRECTORS

MEETINGS OF THE BOARD AND BOARD COMMITTEES

During 1996 following the Distribution, the Board of Directors held a total of three meetings and the various committees of the Board met a total of nine times. Each director attended 75% or more of the total meetings of the Board of Directors and the Board committees on which the director served.

COMMITTEES OF THE BOARD

The standing committees of the Board of Directors include the Audit, Compensation, and Nominating and Governance Committees. Each of the Board Committees has adopted a committee charter which sets forth the function and responsibilities of the committee.

Audit Committee. The Audit Committee consists of four non-employee directors:
Messrs. White (Chair), Eaton, LeMay and Mann. The Audit Committee held two meetings in 1996. The Audit Committee reviews the Company's consolidated financial statements; makes recommendations regarding the Company's independent accountants and the scope of their services; reviews the adequacy of accounting and audit policies, compliance procedures and internal controls; reviews nonaudit services performed by the independent accountants in order to maintain their independence; and reports to the Board of Directors on the adequacy of financial statement disclosures and adherence to accounting principles.

Compensation Committee. The Compensation Committee consists of three non-employee directors: Messrs. Pulido (Chair) and White, and Ms. Hart. The Compensation Committee held five meetings in 1996. The Compensation Committee reviews compensation and benefits programs for the Company's executive officers; reviews the selection of executive officers; evaluates senior management performance; and administers certain stock and benefit plans.

Nominating And Governance Committee. The Nominating and Governance Committee consists of three directors: Messrs. Monahan (Chair) and George, and Ms. Hart. The Nominating and Governance Committee held two meetings in 1996. The Nominating and Governance Committee advises and makes recommendations to the Board on all matters concerning directorship and corporate governance matters and the selection of candidates as nominees for election as directors.

On recommendation of the Nominating and Governance Committee, the Board has considered a number of processes and guidelines related to corporate governance matters. These and other policies, practices and procedures designed to ensure effective and responsive governance of the Company will be reviewed periodically and considered by the Board on recommendation of the Nominating and Governance Committee. During 1996, the Board adopted the following policies:

(i) To more closely align their interests with those of shareholders generally, directors are encouraged to own stock of the Company in an amount equal to $100,000 and such holdings are to be acquired within five years of joining the Board.

(ii) To provide a strong link between compensation of executives and Company performance and to encourage executive officers of the Company to acquire a significant ownership interest in the Company's stock, the Board approved stock ownership guidelines for the Company's executive officers. Executives are encouraged to own at least 5,000 shares of Common Stock by the end of 1999 and at least 13,000 shares by the end of 2001. Each of the executive officers of the Company were granted stock options in July 1996 that vest over the next five years, which will assist the executives in achieving the stock ownership guidelines. Executives must retain at least 50% of the net shares (i.e., the shares remaining after payment of the exercise price and taxes due upon exercise) received upon option exercises until the executive owns a minimum of 1 1/2 times the executives' annual cash compensation in Common Stock. The guidelines provide that failure to meet the ownership guidelines will disqualify the executive from participation in future grants of stock options until the guidelines are met.

(iii) The Board adopted a retirement policy that requires (a) outside directors to retire from the Board at the annual meeting of shareholders following either 15 years of service as a director or the director attaining the age of 70, (b) a director who is also the CEO to submit his or her resignation from the Board when he or she ceases to hold that position, and (c) any other inside director to retire from the Board upon termination of his or her active service as an employee or upon attaining the age of 65, whichever is earlier.

(iv) Board members are required to notify the Chairman of the Board prior to accepting any additional appointments as a director or similar positions with any public or private entity.

(v) The Board will conduct an annual assessment of the effectiveness of the Board and Board committees, and their processes and procedures.

(vi) The outside directors will perform an annual performance evaluation of the Chief Executive Officer, the results of which will be used by the Board both as a performance measure and for compensation purposes. The process will include the completion by each outside director of a written evaluation form, on which the CEO will be rated on performance during the prior year of his or her primary responsibilities.

The Nominating and Governance Committee will consider qualified nominees for Board membership submitted by shareholders. A shareholder wishing to nominate a candidate should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the Company at 1 Imation Place, Oakdale, Minnesota 55128. Generally, candidates must be highly qualified and have broad training and experience in their chosen fields. They should represent the interests of all shareholders and not those of a special interest group. Any nominations for director to be made at an Annual Shareholders Meeting must be made in accordance with the requirements set forth in the Company's Bylaws, a copy of which may be obtained upon request from the Secretary of the Company at the address listed above.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company receive an annual retainer of $40,000 and an additional fee of $5,000 per year for serving as chair of a Board committee. Non-employee directors are paid $1,500 for attendance at each meeting of the Board of Directors in excess of four meetings per year, $1,000 for attendance at meetings of Board committees, and $500 for attendance at each meeting of the Board or Board committee held by telephone or video conference. In addition, the Company matches gifts by each non-employee director to qualified charitable institutions up to $15,000 per year.

Under the terms of the 1996 Directors Stock Compensation Program (the "Directors Plan"), which was approved and adopted by 3M, as the Company's sole shareholder, prior to the Distribution, each non-employee director automatically receives, in lieu of 25% of his or her annual retainer fee, shares of restricted Common Stock equal in value to such portion of the retainer fee. Restrictions on the stock lapse three years after the date of grant. The Directors Plan also permits non-employee directors to elect to receive all or part of the remainder of their annual retainer and meeting fees in shares of Common Stock or in restricted stock units equivalent to shares of Common Stock. In addition, each non-employee director automatically receives an initial stock option grant for Common Stock on the date he or she becomes a director and an additional annual stock option grant on the date of the Annual Meeting of Shareholders each year. The number of shares subject to each option grant is 10,000, with the number of shares subject to the initial grant prorated for the number of months the director served as a director during the year. The options are nonqualified stock options with a term of ten years and are granted at an option price equal to the fair market value of the Common Stock on the date of grant. Each option becomes fully exercisable on the date of the Annual Meeting of Shareholders in the year following the date of grant, provided that all outstanding options of a director will immediately vest and become fully exercisable upon the director's death or disability, or upon a change of control (as defined in the Directors Plan).

INDEMNIFICATION AGREEMENTS

It is the Company's policy to indemnify its directors and officers against any costs, expenses and other liabilities to which they may become subject by reason of their service to the Company and to insure its directors and officers against such liabilities to the extent permitted by applicable law. The Company's Bylaws provide for indemnification of its directors, officers and employees against such costs, expenses and other liabilities so long as the director, officer or employee acts in good faith and in a manner he or she reasonably believes to be in or not opposed to the Company's best interests. The Company also has entered into Indemnity Agreements with each of its directors pursuant to which the Company has agreed to indemnify each of its directors to the full extent provided by applicable law and the Company's Bylaws as currently in effect.


                                   ITEM NO. 1
                              ELECTION OF DIRECTORS

GENERAL INFORMATION

The Board of Directors of the Company is divided into three classes. The members of each class are elected to serve three year terms with the term of office of each class ending in successive years. The two directors serving in Class I have terms expiring at the 1997 Annual Meeting. The Class I directors currently serving on the Board, Messrs. Eaton and LeMay, have been nominated by the Board of Directors for re-election to three-year terms at the Annual Meeting. Prior to the effective date of the Distribution, July 1, 1996 (the "Distribution Date"), each of the Class I nominees were elected to the Board of Directors by 3M, as the Company's sole shareholder.

Each of the nominees standing for re-election has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxy may be voted for a substitute designated by the Board, unless an instruction to the contrary is indicated on the proxy card.

Each Class I nominee elected will hold office until the Annual Meeting of Shareholders to be held in 2000 or until a successor has been duly elected and qualified, unless prior to such meeting the director shall resign, or his or her directorship shall become vacant due to the director's death or removal.


INFORMATION CONCERNING DIRECTORS

DIRECTOR NOMINEES -- CLASS I (TERM ENDING 2000)

Lawrence E. Eaton          Lawrence E. Eaton, age 59, served as Executive Vice
                           President of the Information, Imaging and Electronic
                           Sector and Corporate Services of 3M (a diversified manufacturer) from 1991 to his retirement in August
                           1996. Prior to 1991, Mr. Eaton served in various other capacities at 3M, including from 1986 to 1991 as Group Vice President, Memory Technologies Group.


Ronald T. LeMay            Ronald T. LeMay, age 51, has been the President and
                           Chief Operating Officer of Sprint Corporation (a telecommunications company) since February 1996. He has been a director of Sprint since 1993. From March
                           1995 to September 1996, Mr. LeMay served as the Chief
                           Executive Officer of Sprint Spectrum, a partnership among Sprint, Tele-Communications, Inc., Comcast
                           Corporation and Cox Communications. From October 1989 to March 1995, Mr. LeMay served as President and
                           Chief Operating Officer of Sprint Long Distance. Mr.
                           LeMay is also a director of Yellow Corporation, Ceredian Corporation, and the Mercantile Bank of
                           Kansas City.

BOARD MEMBERS CONTINUING IN OFFICE -- CLASS II (TERM ENDING 1998)

William W. George          William W. George, age 54, is Chairman and Chief
                           Executive Officer of Medtronic, Inc. (a medical technology company). He joined Medtronic in 1989 as President and Chief Operating Officer, was elected
                           Chief Executive Officer in 1991 and became Chairman of the Board in August 1996. Prior to such time, Mr.
                           George served as the President of Honeywell Space and Aviation Systems and the President of Honeywell
                           Industrial Automation and Control. Mr. George is also a director of Dayton Hudson Corporation, Valspar
                           Corporation and Allina Health System.

Marvin L. Mann             Marvin L. Mann, age 63, has been Chairman and Chief
                           Executive Officer of Lexmark International, Inc. (a supplier of network and personal printers and information processing supplies) since March 1991 when the company was formed. Prior to such time, Mr.
                           Mann served in a number of executive positions at International Business Machines Corporation. Mr. Mann is also a director of M.A. Hanna Company and a member of the Fidelity Investments Board of Trustees.

Daryl J. White             Daryl J. White, age 49, served as the Senior Vice
                           President of Finance and Chief Financial Officer of
                           Compaq Computer Corporation (a computer equipment manufacturer) from 1988 to May 1996. Prior to such time, he held the positions of Corporate Controller and Director of Information Management at Compaq. Mr.
                           White is also the Chairman of the Board of Pinnacle
                           Micro, Inc. and a director of Paracelsus Healthcare
                           Corp.

BOARD MEMBERS CONTINUING IN OFFICE -- CLASS III (TERM ENDING 1999)

Linda W. Hart              Linda W. Hart, age 56, is Vice-Chairman of Hart
                           Group, Inc. (a diversified group of companies primarily involved in insulation manufacturing and residential and commercial services). Prior to joining Hart Group in 1990, Ms. Hart was a partner of the law firm of Vinson & Elkins from July 1986 to January 1990. Ms. Hart is a former director of both
                           Conner Peripherals, Inc. and WordPerfect Corporation and is currently a director of each of the Hart Group companies, Hart Group, Inc. (management services and investments), Rmax, Inc. (insulation manufacturing) and Axon, Inc. (residential and commercial services).


William T. Monahan         William T. Monahan, age 49, was elected Chairman of
                           the Board, President and Chief Executive Officer of the Company when the Company was formed in March 1996 in connection with the Distribution. From June 1993 to March 1996, Mr. Monahan served as Group Vice
                           President responsible for the Electro and Communication Group of 3M, and from May 1992 to May
                           1993, he served as Senior Managing Director of 3M
                           Italy. From September 1989 to May 1992, Mr. Monahan was Vice President of the Data Storage Products
                           Division of 3M.

Mark A. Pulido             Mark A. Pulido, age 44, was elected President and
                           Chief Executive Officer of McKesson Corporation (a supplier of healthcare products and services) effective April 1, 1997. Since May 1996 he has served as the President and Chief Operating Officer of McKesson and also serves as a director of that company. From January 1996 to May 1996, Mr. Pulido served as President and Chief Executive Officer of Sandoz Pharmaceuticals Corporation (a research-based pharmaceutical manufacturer). From December 1994 to December 1995, Mr. Pulido served as Chief Operating
                           Officer of Sandoz. Prior to that time, Mr. Pulido served as Chairman, President & Chief Executive
                           Officer of Red Line HealthCare Corporation (a supplier of medical supplies and reimbursement services to the long-term healthcare industry).

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES IN CLASS I AS DIRECTORS OF THE COMPANY FOR A THREE-YEAR TERM. Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting by holders of Common Stock voting for the election of directors.


                                   ITEM NO. 2
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, on the recommendation of the Audit Committee, has appointed Coopers & Lybrand L.L.P. ("C&L"), an independent certified public accounting firm, to audit the consolidated financial statements of the Company for 1997. C&L has audited the Company's financial statements for the years 1993 through 1996. Representatives of the firm will attend the Annual Meeting and will have an opportunity to make a statement if they desire, and also will be available to answer questions.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for ratification of the appointment of the independent auditors.


                                   ITEM NO. 3
                APPROVAL OF 1996 EMPLOYEE STOCK INCENTIVE PROGRAM

The 1996 Employee Stock Incentive Program, a copy of which is attached as
Exhibit I hereto (the "1996 Plan"), was approved and adopted by 3M on June 18, 1996, as the sole shareholder of the Company, and became effective on July 1, 1996. Notwithstanding that the 1996 Plan was duly adopted by 3M and in full force and effect since the Distribution Date, the Omnibus Budget Reconciliation Act of 1993 (the "1993 Budget Act") requires that the 1996 Plan also be submitted for shareholder approval at the first annual meeting of shareholders of the Company following the Distribution. The 1993 Budget Act and the corresponding Section 162(m) of the Internal Revenue Code (the "Code") created a tax limitation on the deductibility of compensation by a corporation in excess of $1 million paid to any of the executive officers of a publicly traded company whose compensation is required to be disclosed in such company's proxy statement unless certain conditions (including shareholder approval) are met. Although the Board of Directors does not believe that compensation levels of the executive officers named in the Summary Compensation Table on page 14 will reach the
Section 162(m) deductibility limits in 1997 (nor were such levels reached in 1996), the Board of Directors believes that it is important for the Company to take all steps reasonably necessary to ensure that the Company will be able in the future to take all available tax deductions with respect to compensation resulting from awards under the 1996 Plan. If the 1996 Plan is approved by the Company's shareholders, such approval will be effective as of July 1, 1996.

The total number of shares of Common Stock (which includes treasury or authorized but unissued shares) that may be issued or awarded under the 1996 Plan may not exceed 6,000,000, subject to equitable adjustment in the event of a stock split, stock dividend, reduction or combination of shares, merger, consolidation, recapitalization or other similar transaction. All shares subject to awards under the 1996 Plan that are forfeited or terminated will be available again for issuance pursuant to awards under the 1996 Plan. The maximum number of shares of Common Stock that may be granted to any one participant under the 1996 Plan by way of options and stock appreciation rights, during the term of the plan shall not exceed 1,000,000 (including Progressive Stock Options (as defined below) granted to such participant).

The 1996 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. Eligibility criteria, the number of participants, and the number of shares subject to option, restricted stock or other awards will be determined by the Committee.

The option price of (a) incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") will equal 100% of the fair market value of the Common Stock on the date the options are granted, and (b) options other than Incentive Stock Options ("Nonqualified Stock Options") may be equal to, less than or more than 100% of the fair market value of the Common Stock on the date the options are granted. Full payment for the shares (which may be made in whole or in part, in shares of Common Stock valued at the fair market value on the date the option is exercised) must be made at the time the option is exercised.

Generally, options granted pursuant to the 1996 Plan will have a term of ten years (or a shorter term in the case of Progressive Stock Options), and will become exercisable as determined by the Committee (but no sooner than six months from date of grant with respect to Progressive Stock Options). Option rights are forfeited by a participant in the event of termination of employment for any cause other than retirement, death, or disability, and abbreviated exercise periods are provided in the event of death or disability. Progressive Stock Options are Nonqualified Stock Options equal to the number of shares of previously owned stock delivered in payment of the option price of outstanding Nonqualified Stock Options granted under the 1996 Plan or in payment of any applicable federal, state, local and employment withholding taxes. Progressive Stock Options have as their term the remaining term of the primary option being exercised and are granted at the fair market value of the stock on the date of the primary option exercise.

Incentive Stock Options are not transferable other than by will or the laws of descent and distribution. All options are nontransferable to the extent necessary to comply with the applicable provisions of Rule 16b-3.

The Committee also may grant restricted stock subject to conditions and restrictions as may be specified by the Committee. The participant shall generally have the rights and privileges of a shareholder as to the shares of restricted stock, including the right to vote, except that the restricted stock shall remain in the custody of the Company until all restrictions have lapsed. None of the shares representing the restricted stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the period of restrictions determined by the Committee. At the discretion of the Committee, cash and stock dividends with respect to restricted stock awards may be either currently paid or withheld by the Company for the participant's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture.

Upon the satisfaction of the conditions and the lapsing of restrictions applicable to restricted stock awards, the Company shall deliver to the participant or the participant's beneficiary or estate, a stock certificate for the number of shares of restricted stock granted, free of all such restrictions, except any that may be imposed by applicable law. The Committee also may award shares of Common Stock under the 1996 Plan other than restricted stock.

Under the 1996 Plan, the Committee may grant stock appreciation rights that entitle the recipient to receive an amount of cash or a number of shares of Common Stock measured by the appreciation of the fair market value of the Common Stock at the date of exercise above the fair market value of the Common Stock at the date of the initial grant. Stock appreciation rights will be exercisable during a period determined by the Committee, but which will commence no sooner than six months from the date of grant and will expire no later than ten years from the date of grant. Stock appreciation rights are forfeited by a participant in the event of termination of employment for any cause other than retirement, death, or disability, and abbreviated exercise periods are provided in the event of death or disability.

The 1996 Plan provides that all outstanding options under the 1996 Plan will become immediately exercisable in full for the remainder of the respective option periods and remain exercisable in full for a minimum period of six months following a change in control of the Company (as defined in the 1996 Plan), and all restrictions imposed by the Committee on outstanding grants of restricted stock or other stock awards would automatically be terminated upon such event.

Further, in the event that the exercise of options granted under the 1996 Plan or the receipt of Common Stock as a result of a restricted stock grant or other stock award, after an event of acceleration (i.e., a change of control), shall be determined to be subject to the excise tax of Section 4999 of the Code, the Company will pay affected participants such additional amounts of cash so that the net amount, after allowance for the excise tax, any additional federal, state and local income tax and any additional employment tax paid on the additional amount, shall be equal to the net amount that would be retained by the participant if there were no excise tax imposed by Section 4999. Similarly, in the event that a participant should be required to take legal action to obtain or enforce rights under the 1996 Plan after an event of acceleration, the Company shall pay all reasonable legal and accounting fees and expenses incurred, unless a lawsuit is subsequently determined to have been spurious or frivolous.

The 1996 Plan may be amended or terminated by the Board, except that no amendment will be made without prior approval of the Company's shareholders if such approval is required for purposes of Rule 16b-3, or, to the extent applicable, Section 162(m) of the Code.

The 1996 Plan will terminate five years after its effective date.

FEDERAL TAX CONSEQUENCES

The grant of stock options will create no tax consequences to the participant or to the Company. The participant will not recognize any taxable income with respect to the exercise of an Incentive Stock Option (except that the alternative minimum tax may apply), and the Company will not be entitled to a deduction when such stock option is exercised, to the extent the individual $100,000 limit on Incentive Stock Options that first become exercisable in any calendar year is not exceeded, and to the extent that the shares acquired upon exercise are disposed of no earlier than two years after the date of grant of the option and one year after the date of exercise of the option. The tax payable by the participant upon disposition of the shares acquired upon exercise of Incentive Stock Options will be at the long-term capital gain rate. Options that do not satisfy the Code requirements for Incentive Stock Options will be taxed as Nonqualified Stock Options.

Upon exercise of a Nonqualified Stock Option, the difference between the option price and the fair market value at the time of exercise is treated as ordinary income to the participant. Similarly, upon exercise of a stock appreciate right, a participant will recognize ordinary income equal to the cash or the fair market value of the shares acquired upon exercise. In each case, the Company is entitled to a deduction for the same amount, subject to the application of
Section 162(m) of the Code. Gain or loss upon a subsequent sale of any shares of Common Stock received upon the exercise of a Nonqualified Stock Option or a stock appreciation right is taxed as capital gain or loss to the participant (long-term or short-term, depending upon the holding period of the stock sold).

A participant generally will not realize taxable income and the Company will not be entitled to a deduction upon the grant of restricted shares. When the shares are no longer subject to a substantial risk of forfeiture, the participant will realize taxable ordinary income in an amount equal to the fair market value of the stock at the time, and the Company will be entitled to a deduction in the same amount, subject to the provisions of Section 162(m) of the Code. However, a participant may elect to realize taxable ordinary income in the year the restricted shares are granted in an amount equal to their fair market value at the time, determined without regard to the restrictions. In that event, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in such year in the same amount, and any gain or loss realized by the participant upon the subsequent disposition of the stock will be taxable at short or long term capital gain rates but will not result in any further deduction to the Company.

Awards. Awards of stock options under the 1996 Plan to the five most highly compensated executive officers in 1996 are set forth on the Summary Compensation Table on page 14. Awards were made to the following groups during 1996 under the 1996 Plan:

                                                                      RESTRICTED
                                             STOCK OPTIONS    SARS       STOCK
                                             -------------    ----       -----
                                                  (#)         (#)         (#)
                                             -------------    ----       -----

All current executive officers, as a group       592,250        0          0
All current non-employee directors, as a
     group (1)                                       0          0          0
All employees who are not executive
officers, as a group                           1,692,378     37,840        0

----------------------------
(1) All stock options and restricted stock awarded to non-employee directors were granted under the Company's 1996 Directors Stock Compensation Program (see "Compensation of Directors," page 4).

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE PROPOSAL TO APPROVE THE 1996 EMPLOYEE STOCK INCENTIVE PROGRAM. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the 1996 Plan.


                                 OTHER BUSINESS

The Company is not aware of any business to be acted upon at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the shareholders is properly presented at the Annual Meeting, the holders of the proxies will have discretionary voting authority to vote your shares.


                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") is comprised of three independent outside directors. The Committee is responsible for establishing compensation policy and administering the compensation programs of the Company's executive officers.

Prior to the Distribution Date, the Company's Chief Executive Officer ("CEO") and the four other most highly paid executive officers were employees of 3M. Compensation paid to those individuals for services rendered prior to the Distribution Date was determined solely by 3M and was, in many cases, for services rendered in capacities not comparable to the positions currently held by those individuals for the Company. During the last half of 1996, cash compensation for the Company's executive officers remained at essentially the same levels as those established by 3M for such officers prior to the Distribution Date.

Following the Distribution, the Committee engaged the services of a nationally recognized compensation consulting firm to review and analyze the Company's compensation programs and to assist in determining an appropriate and effective compensation program for the Company's executive officers. As part of the compensation study, the Committee worked with the outside consulting firm to select the compensation peer group against which the Company's executive compensation is compared. The compensation peer group includes 15 companies which were selected based on the type of business, total revenues and/or financial structure of such companies. All of the companies in the compensation peer group are included in the S&P 400 Index. The compensation peer group, however, is broader than the Pacific Stock Exchange High Technology Index used in the Shareholder Return Performance Graph on page 18, since the Company's product lines are generally more diverse than those of the technology companies included in that index. The study analyzed the base salaries, incentive compensation and stock-based compensation of the Company's executive officers as compared to the companies included in the compensation peer group.

Based on the findings of the compensation study and the objectives of the Company's executive compensation program discussed below, the Committee has made certain changes to the Company's executive compensation program which it believes are appropriate for the Company and the business and competitive conditions in which it operates. Those changes to the executive compensation program will be implemented during 1997 and are discussed below.

The Company's executive compensation program is designed to (i) motivate executives to achieve the Company's strategic objectives, (ii) align the interests of executives with those of shareholders, (iii) provide competitive total compensation in order to attract and retain highly qualified key executives, and (iv) reward individual and Company performance. As described below, a significant portion of the Company's pay for executives beginning in 1997 will be variable based on achievement of performance goals. The key components of the Company's executive compensation program are base salary, quarterly incentive compensation, and long-term stock-based incentive compensation. The elements are described separately below. In determining compensation, the Committee will consider all elements of an executive's compensation package.

Base Salary. During the last half of 1996, the base salaries for the individuals named in the Summary Compensation Table and for all except one of the Company's other executive officers remained at the base salary levels established by 3M for such officers prior to the Distribution Date. Based on the findings of the compensation study referenced above, the Committee has adjusted the base salary levels for the Company's executive officers, effective January 1, 1997. In general, the salary levels have been increased to approximately the 40th percentile of competitive base salary levels for comparable positions at companies in the compensation peer group, consistent with the Company's focus on controlling costs and its desire to emphasize incentive compensation. The Committee intends to review the base salaries of executive officers annually. In determining appropriate salary levels, the Committee will consider individual performance, level of responsibility, scope and complexity of the position, and salary levels for comparable positions at companies in the compensation peer group. Factors to be considered in determining base salary are not assigned pre-determined relative weights.

Incentive Compensation. Prior to the Distribution Date, incentive compensation for the executive officers was paid quarterly based on the achievement of business unit profit targets for the business unit with which the executive was associated. During the last half of 1996, incentive compensation pursuant to the Company's Success Sharing Plan was based on the achievement of certain economic profit improvement targets for the Company as a whole. For purposes of the Success Sharing Plan, the Company defines "economic profit" as the measurement of operating income after taxes in excess of a charge for the use of capital. The economic profit improvement targets for the third and fourth quarters of 1996 were based on the Company's 1996 business plan. The Company exceeded its economic profit improvement targets by 18 and 14 percent, respectively, in each of these quarters resulting in the following incentive payments to the five most highly compensated executive officers: W.T. Monahan -- $220,342; K.K. Burhardt -- $58,232; C.T. Pinder -- $32,189; C.D. Oesterlein -- $39,788; and D.A. Farmer
-- $37,063.

Quarterly cash incentive payments will be made to executive officers in 1997 based on the Company's performance during 1997. As with the Company's Success Sharing Plan for the last two quarters of 1996, the performance measures to be used for incentive compensation purposes in 1997 will be economic profit improvement targets based on the Company's overall financial objective of improving the Company's economic profit by $150 million during the three year period ending December 31, 1998. Incentive compensation awards to individual executives for 1997 are targeted at competitive incentive compensation levels for comparable positions at companies in the compensation peer group, which when combined with base salaries are designed to produce a total cash compensation opportunity slightly below the 50th percentile of competitive targeted cash compensation levels for the compensation peer group.

Stock-Based Compensation. The Committee and management believe that significant employee ownership of Company stock effectively motivates the building of shareholder wealth and aligns the interests of employees with those of the Company's shareholders. In order to achieve broad employee stock ownership, the Company adopted the Imation Retirement Investment Plan which, as of December 31, 1996, held approximately 5.3% of the Company's outstanding Common Stock for the benefit of approximately 5,000 employees of the Company. Effective July 1, 1996 the Company also adopted the 1996 Employee Stock Incentive Program (the "1996 Plan"), which was approved by 3M as the sole shareholder of the Company prior to the Distribution. See Item No. 3 for a description of the 1996 Plan. Effective July 31, 1996, each eligible employee of the Company (totaling approximately 9,000 employees) received a stock option (or, in some cases depending on the laws of the country in which the employee resides, a stock appreciation right) for 100 shares of Common Stock pursuant to the 1996 Plan. In addition, effective August 1, 1996, the Committee granted certain eligible employees of the Company worldwide including executive officers (approximately 1,400 employees) stock options which were intended to replace certain options to purchase 3M stock the employee would have received in May 1996 as a 3M employee had the Distribution not occurred.

In order to provide the Company's executives with a substantial stake in the Company's success from the outset, effective July 31, 1996, the Committee granted to each executive officer a stock option grant that was larger than an annual competitive grant made by companies in the compensation peer group (the "Key Employee Stock Options"). The Key Employee Stock Option granted to Mr. Monahan was approximately 2.4 times the median value of an annual competitive stock option grant made to CEOs in the compensation peer group and those granted to the other executive officers were approximately 1.2 times the median value of an annual competitive grant made to executives in comparable positions at companies in the compensation peer group. The Key Employee Stock Options have a term of ten years and vest over a five-year period. The Summary Compensation Table on page 14 summarizes the stock options granted during 1996 to the five most highly compensated executive officers.

The Committee intends periodically to grant stock options to executive officers and other employees based on their potential impact on corporate results and on their individual performance. The size of stock option grants to the CEO and other executive officers will be determined by targeting the value of the option grant at the median value of option grants made by other companies in the compensation peer group to their CEO and other senior executives.

The 1996 Plan also authorizes the Committee to make awards to selected employees of restricted stock, and to determine the number of shares to be awarded, the length of the restricted period, the purchase price, if any, to be paid by the employee, and whether any other restriction will be imposed in connection with such awards. No awards of restricted stock have been made pursuant to the Stock Plan; however, the Committee may consider awards of restricted stock if such awards are deemed important in retaining, attracting and motivating key management personnel.

Chief Executive Officer Compensation. The compensation plan for Mr. Monahan contains the same elements and operates in the same manner as the compensation plan described above for the other executive officers. The CEO's base salary was established by the Compensation Committee of 3M at $550,200 in June 1996, and this salary continued through the end of 1996. Mr. Monahan received quarterly bonuses totaling $170,067 based on the 3M profit sharing plan for the first half of 1996 and $220,342 based on the Company's Success Sharing Plan for the second half of 1996. As discussed above, the Company's Success Sharing Plan for 1996 was designed to reward eligible employees for achievement of corporate economic profit improvement targets. Mr. Monahan also received options to purchase a total of 204,990 shares of Company stock during 1996, including the stock option grants described above. Based on the study performed by the compensation consulting firm retained by the Committee, the Committee reduced the CEO's base salary to $530,000, effective January 1, 1997. This reduction established Mr. Monahan's base salary at approximately the 40th percentile of competitive base salary levels for CEOs in the compensation peer group, reflecting the fact that the Company places more emphasis on variable compensation than it does on base salary.

At the time of the Distribution, the Company entered into an employment agreement with Mr. Monahan, the terms of which are described below under "Employment Agreement."

The non-employee members of the Board of Directors will perform an annual evaluation of the CEO's performance. The first such evaluation will be based on the CEO's performance during 1997. The evaluation will include a written performance evaluation of the CEO by each non-employee member of the Board and a review of the evaluations by the non-employee members of the Board in executive session. The results of the evaluation will be used by the Committee for purposes of determining any changes to the CEO's compensation for 1998.

Deductibility Of Executive Compensation. Section 162(m) of the Code limits the Company's ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to persons named in the Summary Compensation Table. The tax law exempts from this rule compensation resulting from the exercise of stock options granted under the conditions specified in the regulations. One of those conditions is shareholder approval of the 1996 Plan, which is described in Item No. 3 of this Proxy Statement. The amount of compensation paid during 1996 to individual executive officers of the Company was less than $1 million. The Company believes that it meets all other requirements for deductibility of executive compensation. The Company generally intends to ensure that it continues to meet the deductibility requirements of
Section 162(m) to the extent that such requirements do not compromise the Company's ability to design effective compensation plans that meet the Company's executive compensation objectives described above.

Summary. The Compensation Committee believes the compensation plans to be provided to the CEO and the other executive officers of the Company for 1997 have been designed so as to focus the efforts of the Company's executive officers on the achievement of the Company's business strategy and corporate objectives and to align the executives' interests with those of its shareholders. The Committee will continue to evaluate these programs to ensure they continue to do so.

                                        The Compensation Committee


                                        Mark A. Pulido, Chair
                                        Linda W. Hart
                                        Daryl J. White



                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                         ANNUAL COMPENSATION
                                        ----------------------
                                                                    OTHER ANNUAL
                               YEAR*                     BONUS      COMPENSATION
NAME AND PRINCIPAL POSITION     (1)      SALARY($)       ($)(2)         ($)
---------------------------     ---      ---------       ------     ------------

W.T Monahan,                    1996      $467,500      $390,410         $0
 Chairman and Chief             1995      $236,025      $124,964         $0
 Executive Officer

K.K. Burhardt,                  1996      $201,000      $119,638         $0
 Vice President -- Research     1995      $196,500      $ 90,607         $0
 and Development

C.T. Pinder,                    1996      $198,880      $ 59,804         $0
 Vice President--               1995      $171,800      $ 26,916         $0
 Operations

C.D. Oesterlein,                1996      $184,680      $ 69,928         $0
 Vice President--               1995      $174,400      $ 35,014         $0
 Operations

D.A. Farmer,                    1996      $171,880      $ 77,883         $0
  Vice President -- Talent      1995      $161,315      $ 45,885         $0
  Effectiveness and Customer
  First Development


                       [WIDE TABLE CONTINUED FROM ABOVE]


                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
                                        LONG-TERM COMPENSATION(1)
                                --------------------------------------
                                          AWARDS               PAYOUTS
                                --------------------------     -------
                                                SECURITIES
                                 RESTRICTED     UNDERLYING      LTIP
                                STOCK AWARDS      OPTIONS      PAYOUTS         ALL OTHER
NAME AND PRINCIPAL POSITION         ($)             (3)        ($)(4)     COMPENSATION ($)(5)
---------------------------     ------------    ----------     -------    -------------------
W.T Monahan,                         $0           208,889      $86,070         $203,764
 Chairman and Chief                  $0            11,948      $45,980         $ 18,997
 Executive Officer

K.K. Burhardt,                       $0            43,542      $49,830         $ 75,504
 Vice President -- Research          $0            13,615      $45,890         $ 18,959
 and Development

C.T. Pinder,                         $0            35,146      $49,830         $ 51,582
 Vice President--                    $0             6,618      $37,620         $ 11,142
 Operations

C.D. Oesterlein,                     $0            32,660      $49,830         $ 64,526
 Vice President--                    $0             4,800      $37,620         $ 20,101
 Operations

D.A. Farmer,                         $0            35,008      $49,830         $ 68,514
  Vice President -- Talent           $0             4,800      $37,620         $ 22,401
  Effectiveness and Customer
  First Development

---------------------------
* No years prior to 1995 are reported since the Company first became subject to the reporting requirements of the Securities Exchange Act of 1934 on the Distribution Date when the Company's stock began trading on the New York and Chicago Stock Exchanges.

(1) Compensation for 1995 and the first half of 1996 was determined solely by 3M and was for services rendered by the named individuals prior to the Distribution Date. The services rendered to 3M were, in many cases, in capacities not comparable to the positions currently held by those individuals for the Company. As described above, the base salaries for the named individuals during the last half of 1996 remained at the levels established by 3M for such individuals prior to the Distribution. The Compensation Committee has approved a new executive compensation program for the Company's executive officers for 1997. See "Compensation Committee Report on Executive Compensation" above.

(2) The amounts shown under the heading "Bonus" for 1995 are cash payments received by the named individuals under 3M's Profit Sharing Plan. Payments under the 3M Profit Sharing Plan are based upon 3M's performance and are variable in accordance with a predetermined formula. The amounts shown in this column for 1996 include the following total cash payments received by the named individuals under the 3M Profit Sharing Plan during the first half of 1996: W. T. Monahan, $170,068; K. K. Burhardt, $61,406; C. T.
     Pinder, $27,614; C. D. Oesterlein, $30,141; and D. A. Farmer, $40,821. The remainder of the amounts shown for 1996 are cash payments received by the named individuals during the last half of 1996 under the Company's Success Sharing Plan. These amounts were based on the Company's achievement of certain economic profit improvement targets for the Company as a whole. See "Compensation Committee Report on Executive Compensation."

(3) The stock options shown in this column for 1995 were granted to the named individuals by 3M prior to the Distribution Date and represent options to purchase 3M stock. In connection with the Distribution, options to purchase 3M stock ("3M Options") held by employees of the Company on the Distribution Date were retained as adjusted 3M options and were not converted to options for Common Stock. 3M remains solely responsible for satisfying all exercises of 3M Options. The number of stock options shown for 1996 includes the following 3M Options granted to the named individuals by 3M prior to the Distribution Date pursuant to the exercise of a reload feature in outstanding 3M stock options: W. T. Monahan, 3,899 shares; K. K. Burhardt, 10,882 shares; C. T. Pinder, 2,486 shares; C. D. Oesterlein, 0 shares; and D. A. Farmer, 2,348 shares. The 3M Options are forfeitable by the named individuals upon termination of employment with the Company. The remainder of the stock options shown for 1996 are options to purchase Common Stock granted under the 1996 Plan following the Distribution Date.

(4) "LTIP Payouts" shown in this column reflect the value of certain LTIP grants made to the named individuals by 3M prior to the Distribution Date. The amounts shown reflect the value of the total grant for each individual under 3M's Performance Unit Plan after the three year performance period (e.g., for 1996, the performance period is 1994-1996); however, no amount will be paid to these individuals under the grant for an additional three years pursuant to the terms of the grant. The numbers shown represent estimates based upon information available as of February 28, 1997. During this additional three year period, interest will be paid at a rate determined by 3M's "return on capital employed." These rights are forfeited by the named individuals upon termination of employment with the Company.

(5) "All Other Compensation" includes the following components: (a) that amount of the 3M Performance Unit Plan earnings allocated during the year to the base amounts determined after the three year performance periods of each respective grant, to the extent that such earnings are in excess of market interest rates (as determined by the Securities and Exchange Commission);
     (b) the value of premiums paid by the Company on split-dollar life insurance; (c) reimbursement for unused vacation time; and (d) the value of Company contributions of Company stock to the accounts of the named individuals under the Retirement Investment Plan. For 1996, the dollar value of each component is: W. T. Monahan -- (a) $11,359; (b) $10,450; (c) $178,047; and (d) $3,908; K. K. Burhardt -- (a) $11,359; (b) $9,673; (c)
     $51,570; and (d) $2,902; C. T. Pinder -- (a) $5,576; (b) $6,083; (c)
     $35,435; and (d) $4,488; C. D. Oesterlein -(a) $2,138; (b) $16,699; (c)
     $42,895; and (d) $2,794; and D. A. Farmer -- (a) $2,138; (b) $17,566; (c)
     $44,291; and (d) $4,519.

                                OPTION GRANTS IN LAST FISCAL YEAR (1996)
                                ----------------------------------------

                                         INDIVIDUAL GRANTS (1)
                   ----------------------------------------------------------------
                        NUMBER OF          % OF TOTAL
                       SECURITIES        OPTIONS GRANTED    EXERCISE                         GRANT
                       UNDERLYING        TO EMPLOYEES IN      PRICE      EXPIRATION          DATE
      NAME         OPTIONS GRANTED(#)      FISCAL YEAR      ($/SHARE)       DATE       PRESENT VALUE(2)
      ----         -------------------     -----------      ---------    ----------    ----------------
W.T. MONAHAN
Imation Options          150,100              6.463%         $ 22.38      7-30-2006       $1,523,515
Imation Options           54,890              2.363%         $ 22.90      7-31-2006       $  569,758
3M Options (3)             3,899              0.069%         $65.375         (3)          $   32,982

K.K. BURHARDT
Imation Options           24,100              1.038%         $ 22.38      7-30-2006       $  244,615
Imation Options            8,560              0.369%         $ 22.90      7-31-2006       $   88,853
3M Options (3)            10,882              0.192%         $ 67.85         (3)          $   92,051

C.T. PINDER
Imation Options           24,100              1.038%         $ 22.38      7-30-2006       $  244,615
Imation Options            8,560              0.369%         $ 22.90      7-31-2006       $   88,853
3M Options (3)             2,486              0.044%         $67.875         (3)          $   21,029

C.D. OESTERLEIN
Imation Options           24,100              1.038%         $ 22.38      7-30-2006       $  244,615
Imation Options            8,560              0.369%         $ 22.90      7-31-2006       $   88,853

D.A. FARMER
Imation Options           24,100              1.038%         $ 22.38      7-30-2006       $  244,615
Imation Options            8,560              0.369%         $ 22.90      7-31-2006       $   88,853
3M Options (3)             2,348              0.041%         $ 63.15      5-07-2004       $   19,862

------------------------

(1) All options were granted at the fair market value of the underlying stock on the grant date and expire ten years from the grant date (or in the case of reload options, ten years from the grant date of the primary 3M Option). All options vest immediately in the event of a change of control.

(2) In accordance with Securities and Exchange Commission Rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value for the options designated as "Imation options": An option term of five years, volatility at 40%, no dividend yield, and interest rate at 6.57%. The following assumptions were made for purposes of calculating the Grant Date Present Value for the reload options designated as "3M Options." An option term of 26 months, volatility at 15.53%, dividend yield at 4.26%, and interest rate at 5.83%.

(3) The 3M Options represent options to purchase 3M stock granted to the named individuals prior to the Distribution Date in connection with the exercise of a reload feature in outstanding 3M Options. In each case, the reload option expires ten years from the grant date of the primary 3M Option. The amount shown for 3M Options under "Grant Date Present Value" is the total grant date present value of all reload options granted to the named individual in 1996 by 3M prior to the Distribution Date.

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR (1996)
                                          AND FISCAL YEAR-END OPTION VALUES
                                          ---------------------------------

                                                                NUMBER OF                        VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED                  IN-THE-MONEY OPTIONS
                      SHARES                           OPTIONS AT FISCAL YEAR-END(#)                AT FY-END($)(1)
                    ACQUIRED ON         VALUE        ----------------------------------    ----------------------------------
NAME                EXERCISE(#)      REALIZED($)     EXERCISABLE(2)    UNEXERCISABLE(3)    EXERCISABLE(2)    UNEXERCISABLE(3)
----                -----------      -----------     --------------    ----------------    --------------    ----------------
W.T. MONAHAN
Imation Options            --                --              --             204,990                  --         $1,149,125
3M Options             10,648          $314,028          43,072                  --          $1,376,934                 --

K.K. BURHARDT
Imation Options            --                --              --              32,660                  --         $  183,181
3M Options             15,677          $248,831          36,749                  --          $1,114,672                 --

C.T. PINDER
Imation Options            --                --              --              32,660                  --         $  183,181
3M Options              7,873          $240,709          26,760                  --          $  876,751                 --

C.D. OESTERLEIN
Imation Options            --                --              --              32,660                  --         $  183,181
3M Options              2,400          $ 56,160          17,480                  --          $  537,281                 --

D.A. FARMER
Imation Options            --                --              --              32,660                  --         $  183,181
3M Options              5,090          $129,378          24,449                  --          $  812,422                 --

-----------------------

(1) Value of all unexercised options equals the fair market value at December 31, 1996 of the shares underlying in-the-money options, less the exercise price times the number of in-the-money options outstanding.

(2) All exercisable options outstanding at December 31, 1996 are options to purchase 3M stock and were granted by 3M prior to the Distribution Date.

(3) All unexercisable options outstanding at December 31, 1996 are options to purchase Common Stock and are shown in the "Option Grants In Last Fiscal Year (1996)" table above.


                             LONG-TERM INCENTIVE PLANS -- AWARDS
                                 IN LAST FISCAL YEAR (1996)*
                                 ---------------------------
                                       PERFORMANCE     ESTIMATED FUTURE PAYOUT
                      NUMBER OF         OR OTHER        UNDER NON-STOCK PRICE
                    SHARES, UNITS     PERIOD UNTIL         BASED PLANS (3)
                      OR OTHER        MATURATION OR    -----------------------
NAME                 RIGHTS(1)         PAYOUT (2)       THRESHOLD      TARGET      MAXIMUM
----                 ---------         ----------       ---------      ------      -------
W.T Monahan             1,600            6  years          $0         $160,000     $320,000
K.K. Burhardt             550            6  years          $0         $ 55,000     $110,000
C.T. Pinder               550            6  years          $0         $ 55,000     $110,000
C.D. Oesterlein           550            6  years          $0         $ 55,000     $110,000
D.A. Farmer               550            6  years          $0         $ 55,000     $110,000

--------------------

* The awards shown in this table were awarded by 3M to the named individuals under 3M's Performance Unit Plan prior to the Distribution Date. The rights will continue pursuant to the terms of the original grants during the continued employment of the named individuals by the Company; however, beginning in 1997 the Company (rather than 3M) will be responsible for making any payments owed to the named individuals. No long-term incentive awards (other than the stock options described above) have been granted by the Company.

(1) To date, the 3M Compensation Committee has established the performance goals based on criteria of return on capital employed and sales growth. Performance units awarded to date have been assigned a face value of $100 each. However, the actual amount of the payments is based upon 3M's attainment of the performance goals. If the targets established by the 3M Compensation Committee are attained during the performance periods, the performance unit will have a value of $100 and, if exceeded, will be more than $100. The ultimate value of the performance unit can vary from no value to $200, depending upon actual performance.

(2) The value of awards granted for 1996 will be determined by 3M's attainment of return on capital employed and sales growth criteria during a three-year performance period of 1996, 1997 and 1998. However, there will be an additional three-year involuntary holding period thereafter during which the base amounts determined during the performance period will earn interest and remain subject to forfeiture if the named individual discontinues employment with the Company for any reason other than death, disability or retirement.

(3) The estimated future payouts do not include any interest factor that would be earned annually during the three-year involuntary holding period following the performance period. Interest during the involuntary holding period would accrue annually at a rate equal to 50 percent of the return on capital employed by 3M during the three years and would be payable, together with the base award, in 2002.

COMPENSATION UNDER RETIREMENT PLANS

The Company adopted a Cash Balance Pension Plan (the "Pension Plan") that is intended to be qualified under the applicable provisions of the Internal Revenue Code. The plan covers substantially all domestic employees of the Company. Under this plan, benefits are determined by the amount of annual pay credits to each employee's account (equal to 6% of each employee's annual eligible earnings) and annual interest credits (equal to the return on 30-year U.S. Treasury Bonds as of November of the previous year) to such accounts. For the Plan year 1997, the interest crediting rate will be 6.48%. At retirement, participants eligible for benefits may receive their account balance in a lump sum or as a monthly pension having an equivalent actuarial value. Certain limitations on the amount of benefits under tax qualified plans, such as the Company's Retirement Investment Plan and the Pension Plan, were imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") and Tax Reform Act of 1986 ("TRA"). The Company's nonqualified supplemental benefit plan provides for the payment of amounts to officers who may be affected by those limitations so that, in general, total benefits will be equal to the level of benefits which would have been payable under the named plans but for the ERISA and TRA limitations.

The estimated annual compensation payable to each of the individuals named in the Summary Compensation Table as a single life annuity payable at age 65 under both the Company's qualified and nonqualified plans (assuming that the named individuals continue to be employed by the Company until age 65 and receive 5% annual compensation increases) are as follows: W. T. Monahan, $219,012; K. K. Burhardt, $35,896; C. T. Pinder, $57,491; C. D. Oesterlein,
$35,248; and D. A. Farmer, $34,173.

Each of the individuals named in the Summary Compensation Table also will retain his right to receive benefits accrued as of the Distribution Date under 3M's pension plan. Employees who were 3M employees immediately prior to the Distribution, including the individuals named in the Summary Compensation Table, whose age and years of 3M pension service as of the Distribution Date equal or exceed 50 (with a minimum of 10 years of 3M pension service) continue to be credited with service for purposes of early retirement subsidies under 3M's pension plan based on their combined pension service with the Company and 3M, and will have their 3M accrued benefits as of the Distribution Date increased following the Distribution by 4% per year of employment with the Company. One half of the 4% per year increase will be paid to the individual by 3M and one half will be paid by the Company. Each of the individuals named in the Summary Compensation Table are eligible to continue to accrue service credit under 3M's pension plan as described above. The annual amount payable by the Company to each of the named individuals (assuming retirement from the Company at age 65) are as follows: W. T. Monahan, $52,894; K. K. Burhardt, $27,676; C. T. Pinder, $26,745; C. D. Oesterlein, $28,913; and D. A. Farmer, $28,110.

EMPLOYMENT AGREEMENT

The Company has entered into an employment agreement with Mr. Monahan, which commenced as of the Distribution Date for an initial four year term, with automatic one-year renewals commencing as of the second anniversary of the Distribution Date, unless notice not to renew is given by either party. Pursuant to the agreement, Mr. Monahan will serve as the Chief Executive Officer of the Company, and the Company will use its best efforts to have Mr. Monahan elected to the Board.

The agreement provides that if Mr. Monahan's employment is terminated by the Company without cause or by Mr. Monahan for good reason, he will be entitled to receive, for the remainder of the term of the agreement (a) base salary, (b) annual incentive compensation equal to the average annual incentive awards for the three completed years immediately preceding the date of employment termination (including, if applicable annual incentive awards received from 3M for any year within the applicable three-year period), plus a pro rata annual incentive award for the year in which termination of employment occurs, (c) the additional benefits that Mr. Monahan would have been entitled to receive under the Company's defined benefit pension plans had he remained an employee during the remainder of the term of the agreement, based on the base salary and incentive compensation levels described in clauses (a) and (b) above and (d) continued participation in all welfare benefit plans, subject to an offset to the extent similar benefits are made available to Mr. Monahan without cost under welfare benefit plans of a subsequent employer. In addition, Mr. Monahan's equity-based awards will become fully vested and, with respect to his stock options, fully exercisable, as of his date of termination.

The agreement provides that if Mr. Monahan's employment is terminated by reason of death, his estate or designated beneficiary will be entitled to receive his base salary and a prorated annual incentive compensation award for a period of one year. If his employment is terminated by reason of disability, he will be entitled to receive a prorated annual incentive compensation award for a period of one year.

The agreement also provides that if Mr. Monahan receives payments under his agreement that would subject him to any federal excise tax due under Section 280G of the Code, then he also will receive a cash "gross-up" payment so that he will be in the same net after-tax position that he would have been in had such excise tax not been applied.

During (a) the term of the agreement, (b) any period during which Mr. Monahan continues to receive salary pursuant to the terms of the agreement, and (c) the one-year period following termination of Mr. Monahan's employment by the Company for cause or by Mr. Monahan other than for good reason, Mr. Monahan is required to comply with provisions regarding noncompetition, nonsolicitation of employees, disparagement of the Company, return of work papers and compliance with policies regarding confidentiality of information.


                      SHAREHOLDER RETURN PERFORMANCE GRAPH

The graph and table below compare the cumulative total shareholder return on the Company's Common Stock during the period commencing July 15, 1996 (the date on which the Common Stock began regular way trading on the New York Stock Exchange) and ending on December 31, 1996, with the cumulative total return on the S&P 400 Index and the Pacific Stock Exchange High Technology Index ("PSE High Tech Index") over the same period. The graph and table assume the investment of $100 in each of the Company's Common Stock, the S&P 400 Index and the PSE High Tech Index on July 15, 1996 and reinvestment of all dividends.

COMPARISON OF TOTAL RETURN
AMONG IMATION CORP., S&P 400 INDEX AND PSE HIGH TECH INDEX
BASED ON $100 INVESTMENT

                          [PLOT POINTS CHART OMITTED]


(TOTAL RETURN INDEX)     JULY 15, 1996   SEPTEMBER 30, 1996   DECEMBER 31, 1996
--------------------     -------------   ------------------   -----------------

Imation Corp.               $100.00           $102.10              $117.20
S&P 400 Index               $100.00           $111.00              $117.40
PSE High Tech Index         $100.00           $122.00              $133.10


                                     GENERAL

The costs of preparing, printing and mailing this Proxy Statement will be paid by the Company, including the reimbursement to banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies from shareholders for a fee of $25,000, plus reimbursement for certain out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by employees of Georgeson & Company Inc.

A copy of the Company's 1996 Annual Report to Shareholders, which includes the consolidated financial statements of the Company for the year ended December 31, 1996, is being sent to shareholders with this Proxy Statement. IMATION WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO:

          INVESTOR RELATIONS DEPARTMENT
          IMATION CORP.
          1 IMATION PLACE
          OAKDALE, MN 55128

Any shareholder proposal intended to be presented for consideration at the 1998 Annual Meeting of Shareholders must be received at the principal executive offices of the Company by the close of business on January 14, 1998 in order to be included in the Company's Proxy Statement. Such proposals must also comply with all applicable statutes and regulations. Proposals should be sent to the attention of the Secretary.

                                   By Order of the Board of Directors.


                                   /s/ Carolyn A. Bates
                                   CAROLYN A. BATES, Secretary
                                   IMATION CORP.



                                                                       EXHIBIT I


                  IMATION 1996 EMPLOYEE STOCK INCENTIVE PROGRAM
                                SECTION 1 PURPOSE

The purpose of this program is to provide a strong incentive for employees to remain with Imation and to exert added effort toward its growth and success by affording these employees an opportunity to acquire or receive shares of Imation's common stock on terms which are mutually advantageous to the employee and Imation. It will be the policy of Imation to encourage employee participation as stockholders, and Imation believes that employee stock ownership will be an important factor contributing to its growth and progress.

It is intended that the 1996 Employee Stock Incentive Program may provide for the granting to participants of: (1) stock options, either Incentive Stock Options as defined in section 422 of the Internal Revenue Code of 1986, as amended from time to time, or options not so qualified under the foregoing or similar tax provisions; (2) stock appreciation rights; (3) restricted stock grants; and (4) other stock awards.


                              SECTION 2 DEFINITIONS

(a) "AGREEMENT" shall mean the agreement entered into between Imation and a Participant at the time of the grant of any rights under the 1996 Program, or other written evidence issued by Imation to the Participant.

(b) "ANNIVERSARY DATE" shall be the date one year after the Date the Option is Granted to a Participant.

(c) "BOARD OF DIRECTORS" shall mean the Board of Directors of Imation Corp.

(d) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) "COMMITTEE" shall mean the Compensation Committee established by the Board of Directors acting without the participation of any member who may have received a grant or award under the 1996 Program or any other similar plan or program of Imation (except those limited to participation by non-employee directors) during the previous one year period, or such other committee of disinterested administrators established by the Board of Directors to comply with Rule 16b-3 promulgated by the Securities and Exchange Commission, as amended from time to time, and section 162(m) of the Code.

(f) "COMMON STOCK" shall mean the common stock, with par value $.01 per share, of Imation Corp.

(g) "CONDITIONS" shall mean the condition that the Restricted Period stipulated by the Committee at the time of grants of Restricted Stock shall have expired or terminated and that any other conditions prescribed by the Committee regarding a Participant's continued employment by Imation or Imation's performance during the Restricted Period shall have been satisfied, or any other conditions stipulated by the Committee with respect to Stock Awards.

(h) "IMATION" shall mean Imation Corp. and such subsidiaries or affiliates as may be designated by the Board of Directors from time to time.

(i) "DATE THE OPTION IS GRANTED" shall mean the effective date of the Agreement.

(j) "DIVIDEND EQUIVALENTS" shall mean that sum of cash or Common Stock of equivalent value equal to the amount of cash or stock dividends paid upon Common Stock subject to any grants or awards under the 1996 Program, prior to such time as the Participant otherwise becomes entitled thereto as a holder of record.

(k) "FAIR MARKET VALUE" shall mean the average of the high and low prices for Common Stock as reported on the New York Stock Exchange Composite Transactions, rounded upwards to the nearest $0.05.

(l) "INCENTIVE STOCK OPTION" shall mean an Option granted to a Participant under the 1996 Program which is properly qualified under the provisions of section 422 of the Code of 1986, as amended from time to time and in effect at the date of the grant.

(m) "NONQUALIFIED OPTION" shall mean an Option granted to a Participant under the 1996 Program which is not an Incentive Stock Option or otherwise qualified under similar tax provisions.

(n) "OPTION" shall mean a Participant's right to purchase the number of shares of Common Stock designated in the Agreement, subject to the terms and conditions of the 1996 Program and Agreement, and the term shall include both Incentive Stock Options and Nonqualified Options.

(o) "OPTION PERIOD" shall mean the shorter of (i) the ten-year period commencing with the Date the Option is Granted, or (ii) the period commencing with the Date the Option is Granted and terminating pursuant to Section 10 hereof.

(p) "PARTICIPANT" shall mean any employee of Imation who is designated as a Participant by the Committee.

(q) "1996 PROGRAM" shall mean the Imation Corp. 1996 Employee Stock Incentive Program.

(r) "PROGRAM EFFECTIVE DATE" shall mean the date fixed by the Board of Directors upon which the 1996 Program becomes effective after approval by 3M, as sole stockholder of Imation.

(s) "RESTRICTED PERIOD" shall mean that period of time determined by the Committee and provided in the applicable Conditions stated in the Restricted Stock Agreement of a Participant regarding the incremental or complete lapse of the restrictions.

(t) "RESTRICTED STOCK" shall mean that Common Stock granted to a Participant in a Restricted Stock Agreement and subject to the Conditions, as so determined by the Committee, during the Restricted Period of the grant.

(u) "RETIREMENT DATE" shall be the date a Participant retires from employment with Imation, pursuant to any pension plan of Imation.

(v) "STOCK APPRECIATION RIGHT" shall mean a Participant's right to receive an amount of cash or shares of Common Stock measured by the appreciation in the Fair Market Value of the Common Stock to which the right relates on the date of exercise above the Fair Market Value of such Common Stock on the date of the initial grant.

(w) "STOCK AWARD" shall mean any award of Common Stock under the Program and may include Restricted Stock awards or other awards of Common Stock as determined to be appropriate by the Committee.


                             SECTION 3 PARTICIPATION

(a) The Committee shall determine and designate from time to time those employees of Imation who are to be granted Options, Stock Appreciation Rights, and/or Stock Awards and thereby become Participants and the number of shares to be the subject of the grant to each Participant.

(b) The maximum number of shares of Common Stock which may be made subject to Option or Stock Appreciation Right grants with regard to any one Participant under the 1996 Program (including Progressive Stock Options granted to such Participant pursuant to Section 4(e)) shall not exceed in the aggregate 1,000,000 shares, subject to adjustment pursuant to Section 13.


                                SECTION 4 OPTIONS

(a) Options granted by the Committee shall be designated as Incentive Stock Options or Nonqualified Options and shall be evidenced by Agreements in such forms as the Committee shall approve, which Agreements shall comply with and be subject to the terms and conditions of the 1996 Program.

(b) Incentive Stock Options granted from time to time hereunder shall have a purchase price equal to one hundred percent (100%) of the Fair Market Value of Common Stock on the Date the Option is Granted. Nonqualified Options may have a purchase price equal to or more or less than one hundred percent (100%) of Fair Market Value, as determined by and at the sole discretion of the Committee, provided that such purchase price shall be clearly set forth in the Agreement presented to the Participant.

(c) EXERCISE. A Participant may purchase the total number of shares under option after the Anniversary Date or at such other date as determined by the Committee and clearly set forth in the Agreement, except that Progressive Stock Options may be exercised six months after the date of grant. This right to purchase may be exercised as to any shares not previously purchased during the remainder of the Option Period. In order to exercise an Option, a Participant shall give written notice to the Office of the Treasurer at Oakdale, Minnesota, together with full payment. The exercise of Nonqualified Options may be made subject to such additional conditions and restrictions as the Committee, in its sole discretion, shall determine. Such restrictions, if any, will be clearly set forth in the Agreement applicable to such Nonqualified Options.

(d) PAYMENT. No shares of Common Stock shall be issued to any Participant upon exercise of an Option until full payment of the purchase price has been made to Imation and the Participant has remitted to Imation the required federal and state withholding taxes, if any. A Participant shall obtain no rights as a stockholder until certificates for such stock are issued to the Participant. Payment of the purchase price or applicable withholding taxes, if any, may be made in whole, or in part, in shares of Common Stock, pursuant to such terms and conditions as may be established from time to time by the Committee. If payment is made in shares of Common Stock, such stock shall be valued at one hundred percent (100%) of Fair Market Value on the day a Participant exercised his or her Option or, as regards a withholding tax, such other date when the tax withholding obligation becomes due. A Participant need not surrender shares of Common Stock as payment; and Imation may, upon the giving of satisfactory evidence of ownership of said Common Stock by Participant, deliver the appropriate number of additional shares of Common Stock reduced by the number of shares required to pay the purchase price and any applicable withholding taxes. Such form of evidence shall be determined by the Committee.

(e) PROGRESSIVE STOCK OPTIONS. For the purpose of promoting the retention of Common Stock received upon the exercise of Nonqualified Options and encouraging Participants to exercise Nonqualified Options early in the Option Period, the Committee may, in its sole discretion, grant Nonqualified Options ("Progressive Stock Options") to a Participant who exercises Nonqualified Options and makes payment of all or part of the purchase price and withholding taxes, if any, in Common Stock, equal in number to shares of Common Stock utilized by the Participant to effect payment of the purchase price and withholding taxes, if any. Progressive Stock Options, if granted by the Committee, will have a purchase price equal to one hundred percent (100%) of the Fair Market Value on the date of exercise of Nonqualified Options and will be exercisable no sooner than six months from the date of grant and for an additional time period expiring at the end of the Option Period of the Nonqualified Option exercised. Notwithstanding the foregoing, the Committee may grant Nonqualified Options in any manner provided in this Section 4, and Participants will have no rights to receive Nonqualified Options or Progressive Stock Options, except to the extent determined by the Committee in its sole discretion.


                       SECTION 5 STOCK APPRECIATION RIGHTS

(a) Stock Appreciation Rights granted by the Committee shall be evidenced by Agreements in such forms as the Committee shall approve, which Agreement shall comply with and be subject to the terms and conditions of the 1996 Program.

(b) EXERCISE. Stock Appreciation Rights shall be exercisable at such time or times consistent with the terms and conditions determined by the Committee and set forth in the Agreement presented to the Participant. No Stock Appreciation Right shall, in any event, be exercisable during the first six months from the date of grant of such Stock Appreciation Right, except as provided in Section 10 of this 1996 Program. In order to exercise his or her Stock Appreciation Right, a Participant shall give written notice to the Office of the Treasurer, at Oakdale, Minnesota.

(c) TERM. The term of a Stock Appreciation Right shall be fixed by the Committee and set forth in the Agreement evidencing the Stock Appreciation Right, but no Stock Appreciation Right shall be exercisable more than ten years after the date of grant.


                           SECTION 6 RESTRICTED STOCK

(a) Restricted Stock granted by the Committee shall be designated as such and shall be evidenced by Agreements in such forms as the Committee shall approve, which Agreements shall comply with and be subject to the terms and conditions of this 1996 Program.

(b) Restricted Stock, in addition to the Conditions stated and determined by the Committee in the Agreement, may or may not have a stated purchase price. The purchase price determined by the Committee, in its sole discretion, if any, shall be clearly set forth in the Agreement presented to a Participant, along with any and all other applicable Conditions.

(c) If the Committee shall fix a purchase price for Restricted Stock in addition to other Conditions therefor, no shares of Common Stock shall be issued upon the satisfaction of Conditions until full payment has been made to Imation as provided in the foregoing paragraph (d) of Section 4, subject to such restrictions regarding payments in shares of Common Stock as the Committee may determine from time to time. Similarly, any applicable withholding taxes may be paid upon the lapse of restrictions upon Restricted Stock by the withholding of shares of Common Stock otherwise deliverable, in accordance with the valuation procedures set forth in Section 4(d) of this 1996 Program.

(d) At the time a grant of Restricted Stock is made, the Committee, in its sole discretion, shall establish a Restricted Period and such additional Conditions as may be deemed appropriate for the incremental lapse or complete lapse of restrictions with respect to all or any portion of the shares of Common Stock represented by the Restricted Stock. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any Conditions with respect to all or any portion of the shares of Common Stock represented by the Restricted Stock. Notwithstanding the foregoing, all restrictions set forth in the Conditions shall lapse or terminate with respect to all Common Stock represented in the grant of Restricted Stock in the event of the death or total disability of a Participant (as defined in Section 10 below) or the occurrence of a Change in Control (as defined in Section 15 below).

(e) A stock certificate for the number of shares of Common Stock represented in the grant of Restricted Stock to a Participant shall be registered in the Participant's name but shall be held in custody by Imation for the Participant's account. The Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, except that, subject to the provisions of Section 10 below, the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration or termination of the Restricted Period, the satisfaction of any other Conditions prescribed by the Committee, if any, and the payment in full of the purchase price, if any;
(ii) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of other Conditions prescribed by the Committee, if any; and
(iii) all of the Restricted Stock shall be forfeited and all rights of the Participant shall terminate without further obligation on the part of Imation unless the Participant shall have remained a regular full-time employee of Imation, or any of its subsidiaries or affiliates until the expiration or termination of the Restricted Period and the satisfaction of other Conditions prescribed by the Committee, if any.

(f) At the sole discretion of the Committee, Dividend Equivalents may be either currently paid or withheld by Imation for the Participant's account, and interest may be paid on the amount of cash dividends withheld at a rate and under such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture. Upon the forfeiture of any Restricted Stock, such shares of Common Stock represented in the grant of Restricted Stock shall be transferred to Imation without further action by the Participant.

(g) Upon the expiration or termination of the Restricted Period and the satisfaction of other Conditions prescribed by the Committee, if any, or at such earlier time as provided for in Section 10 below, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Common Stock represented in the grant of Restricted Stock shall be delivered to the Participant or the Participant's beneficiary, representative, or estate, as the case may be, free of all restrictions, except any that may be imposed by law, subject as well to the obligation of the Participant to pay the purchase price and applicable withholding taxes, if any, as provided in Section 4(d) herein. Unless otherwise instructed by a Participant by an irrevocable, written instruction received by Imation at least six months prior to the date that applicable restrictions lapse, Imation shall automatically withhold as payment the number of shares of Common Stock, determined by the Fair Market Value at the date of the lapse, required to pay withholding taxes, if any. Imation shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value (as of the date the last Conditions lapse) of such fractional share.


                          SECTION 7 OTHER STOCK AWARDS

(a) The Committee may, in its sole discretion, grant Stock Awards other than Restricted Stock grants, and such Stock Awards may be granted singly, in combination or in tandem with, in replacement of, or as alternatives to grants or rights under this Program or any other employee or compensation plan of Imation, including the plan of any acquired entity.

(b) If the Committee shall stipulate Conditions with respect to such Stock Awards, the Conditions will be set forth in Agreements evidencing the grant, and such Agreements shall comply with and be subject to the terms and conditions of this 1996 Program.

(c) If Conditions with respect to such Stock Awards shall require the surrender or forfeiture of other grants or rights under this 1996 Program or any other employee or compensation plan of Imation, then the Participant shall not have any rights under such Stock Awards until the grants or rights exchanged have been fully and effectively surrendered or forfeited.


                            SECTION 8 ADMINISTRATION

The 1996 Program shall be administered under the direction of the Committee. In administering the 1996 Program, it will be necessary to follow various laws and regulations. It may be necessary from time to time to change or waive requirements of the 1996 Program to conform with the law, to meet special circumstances not anticipated or covered in the 1996 Program, or to carry on successful operation of the 1996 Program, and in connection therewith, the Committee shall have the full power and authority to:

(a) Prescribe, amend, and rescind rules and regulations relating to the 1996 Program, establish procedures deemed appropriate for its administration, and make any and all other determinations not herein specifically authorized which may be necessary or advisable for its effective administration;

(b) Make any amendments to or modifications of the 1996 Program which may be required or necessary to make the 1996 Program set forth herein comply with the provisions of any laws, federal or state, or any regulations issued thereunder, and to cause Imation at its expense to take any action related to the 1996 Program which may be required under such laws or regulations.

(c) Contest on behalf of the Participants or Imation, at the sole discretion of the Committee and at the expense of Imation, any ruling or decision on any issue related to the 1996 Program, and conduct any such contest and any resulting litigation to a final determination, ruling, or decision.


                  SECTION 9 SHARES SUBJECT TO THE 1996 PROGRAM

(a) The Committee may from time to time provide for Option, Stock Appreciation Right, or Stock Award grants to the extent that such grants do not exceed an aggregate total of 6,000,000 shares of Common Stock, subject to adjustment pursuant to Section 13. Shares shall be made available in the discretion of the Board of Directors from authorized but unissued shares, treasury shares, or Imation may reacquire shares from time to time for sale under the 1996 Program. No fractional shares shall be issued under the 1996 Program. Cash may be paid in lieu of any fractional shares issuable under the 1996 Program.

(b) In instances where a Stock Appreciation Right or other award under the 1996 Program is settled in cash or any form other than Common Stock, then the shares of Common Stock covered by these settlements shall remain available for issuance of rights under the 1996 Program, to the extent permitted under Rule 16b-3 as promulgated by the Securities and Exchange Commission. Further, the payment of stock dividends and Dividend Equivalents settled in Common Stock in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by Imation through the assumption by Imation of, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the 1996 Program. In the event that the Securities and Exchange Commission determines that any of the foregoing shares of Common Stock must be counted, then the shares of Common Stock otherwise provided in the foregoing not to be counted shall be counted against the aggregate limit of shares under the 1996 Program, but only to the minimum amount necessary to comply with the determination by the Securities and Exchange Commission.

(c) In instances where Options, Stock Appreciation Rights, or Stock Awards expire, terminate, or are forfeited or canceled for whatever reasons, then the shares of Common Stock covered by these previously outstanding awards shall be returned to the unutilized, authorized shares available for further granting of rights under the 1996 Program.


             SECTION 10 TERMINATION OF RIGHTS UNDER THE 1996 PROGRAM

The following provisions of Section 10 shall apply to all grants under the 1996 Program unless otherwise provided in the Agreements or as determined by the
Committee:

(a) Participation hereunder shall cease and all rights under the 1996 Program are automatically forfeited by the Participant upon the date of termination of employment for any cause other than: (i) retirement under a pension plan maintained by Imation, (ii) because of physical or mental disability as recognized under a plan maintained by Imation, or (iii) death.

(b) If a Participant retires pursuant to a pension plan maintained by Imation or changes employment status as a result of physical or mental disability, without having fully exercised an Option or Stock Appreciation Right, the Participant shall be entitled, within the remaining Option Period or term of the Stock Appreciation Right, as provided in the applicable Agreement, even though subsequent to the Participant's Retirement Date (but not more than ten years from the date of Agreement), to exercise his or her Option or Stock Appreciation Right and, in case of Options, to purchase (i) the number of shares which could have been purchased on the Retirement Date or date of changed employment status, plus (ii) the number of additional shares which the Participant would be entitled to purchase on the next Anniversary Date; or, in the case of Stock Appreciation Rights, to receive the full amount of appreciation for all issued Stock Appreciation Rights, regardless of whether yet exercisable. Incentive Stock Options, if not exercised within three months (one year in the case of a Participant who was disabled at retirement) following Participant's Retirement Date, shall fail to qualify for treatment under Section 422 of the Code, except in the case where a Participant dies within the three month period (one year period in the case of a disabled person) following such Retirement Date, in which event Participant's estate or representative shall have two years to exercise Options as Incentive Stock Options. If a Participant who has thus retired dies prior to the end of such remaining Option Period or term of the Stock Appreciation Right, without having yet fully exercised an Option or Stock Appreciation Right, the Option or Stock Appreciation Right may be exercised within two years after the date of his or her death (not more than ten years from the date of the Agreement) by the Participant's estate or by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Participant.

(c) If the Participant, prior to such Participant's Retirement Date, dies without having fully exercised an Option or Stock Appreciation Right, the Option or Stock Appreciation Right may be exercised within two years following his or her death (but not more than ten years from the date of the Agreement) by the Participant's estate or by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Participant, and such representative may, in the case of Options, purchase (i) the number of shares which the decedent could have purchased on the date of death, plus (ii) the number of shares which the decedent would have been entitled to purchase on the next Anniversary Date, or, in the case of Stock Appreciation Rights, may receive the full amount of appreciation for all issued Stock Appreciation Rights at the date of Participant's death, regardless of whether yet exercisable.

(d) Notwithstanding paragraph (a) of this section, if the Participant is terminated without having fully exercised an Option or Stock Appreciation Right under circumstances which the Committee believes to warrant special consideration and the Committee has determined that the Participant's rights will not be forfeited at the date of termination, the Option or Stock Appreciation Right may be exercised within two years following his or her termination of employment (but not more than ten years from the date of the Agreement) for (i) the number of shares which the Participant could have purchased or received on the date of termination of employment, plus (ii) the number of additional shares which the Participant would have been entitled to purchase on the next Anniversary Date.

(e) If the Participant dies, either prior to or following his or her Retirement Date, or becomes totally disabled because of a physical or mental disability but before the Stock Aware has expired, and has not yet received the stock certificate for the shares of Common Stock represented by the grant of Restricted Stock or other Stock Award, then all restrictions imposed by the Restricted Period or other Conditions prescribed by the Committee, if any, shall automatically lapse and a stock certificate shall be delivered to the participant or the Participant's beneficiary, representative, or estate, as the case may be, as provided in Section 6(g) herein.


                    SECTION 11 DELIVERY OF STOCK CERTIFICATES

Imation will have delivered to Participants certificates representing all stock purchased or received hereunder promptly after the receipt of notice of exercise of an Option or Stock Appreciation Right, or the complete satisfaction of Conditions applicable to Stock Awards.

Imation shall not, however, be required to issue or deliver any certificates for its Common Stock prior to the admission of such stock to listing on any stock exchange on which stock may at that time be listed or required to be listed, or prior to registration under the Securities Act of 1933. The Participant shall have no interest in Common Stock until certificates for such stock are issued or transferred to the Participant and the Participant becomes the holder of record.


                           SECTION 12 TRANSFERABILITY

Rights and grants under the 1996 Program may not be assigned, transferred (other than a transfer by will or the laws of descent and distribution as provided in
Section 10), pledged, or hypothecated (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer (other than a transfer by will or laws of descent and distribution), pledge, hypothecation, other disposition of the rights and grants under the 1996 Program, or levy of attachment or similar process upon the Option, Stock Appreciation Right, or Stock Award shall constitute an immediate cancellation of the rights and grants under the 1996 Program.


                     SECTION 13 STOCK DIVIDEND, STOCK SPLIT,
                  REDUCTION IN SHARES, MERGER, OR CONSOLIDATION

If a record date for a stock dividend, split, or reduction in the number of shares of stock should occur after the Program Effective Date during the period of continued exercisability of any rights under the 1996 Program, appropriate adjustment shall be made to give effect thereto on an equitable basis.

If Imation is merged into or consolidated with one or more corporations during the period of continued exercisability of any rights under the 1996 Program, appropriate adjustments shall be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or the consolidated corporation, as the case may be. In the event of a reclassification or stock split after the Program Effective Date, the absolute numbers of shares subject to grants under the 1996 Program shall be appropriately adjusted.

In the event that within such period there shall be any change in the number or kind of the issued shares of stock (of the class optioned or granted hereunder), or of any issued capital stock or other securities into which such shares shall have been converted, or for which they shall have been exchanged, and such change or transaction shall occur otherwise than through a stock dividend or split-up or combination of shares of stock of Imation, or if there is a recapitalization or other transaction involving a change in Imation's capital structure, then if (and only if) the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind or purchase price of shares of stock then subject to rights under this 1996 Program, such adjustment as the Committee shall, in its sole discretion, determine is equitable, shall be made and shall be effective and binding for all purposes of such outstanding rights.


      SECTION 14 WITHDRAWAL, AMENDMENT, OR TERMINATION OF THE 1996 PROGRAM

The 1996 Program shall terminate five (5) years after the date of the initial grants or awards under the 1996 Program, and no rights under the 1996 Program shall be granted after the date of termination. Such termination shall not adversely affect rights under the 1996 Program theretofore granted.

The Board of Directors may at any time withdraw or amend the 1996 Program, except that there shall be no withdrawal or amendment which shall adversely affect rights under the 1996 Program theretofore granted, and no amendment shall be made without prior approval of the stockholders if stockholder approval is necessary to comply with section 16(b) of the Securities Exchange Act of 1934, as amended.


                          SECTION 15 CHANGE IN CONTROL

(a) For purposes of this Section 15, the following words and phrases shall have the meanings indicated below, unless the context clearly indicates otherwise:

       (i) ("Person" shall have the meaning associated with that term as it is used in Sections 13(d) and 14(d) of the Act.

       (ii) "Affiliates and Associates" shall have the meanings assigned to such terms in Rule 12b-2 promulgated under Section 12 of the Act.

       (iii) "Act" means the Securities Exchange Act of 1934.

       (iv) "Continuing Directors" shall have the meaning assigned to such term in Article Thirteenth of Imation's Restated Certificate of Incorporation.

(b) Notwithstanding any other provision of this 1996 Program to the contrary, all outstanding Options and Stock Appreciation Rights shall (i) become immediately exercisable in full for the remainder of the respective Option Period upon the occurrence of a Change in Control of Imation, and (ii) remain exercisable in full for a minimum period of six months following the Change in Control; provided, however, that in no event shall any Option or Stock Appreciation Right be exercisable more than ten years from the date of the Agreement.

(c) Similarly, all restrictions regarding the Restricted Period or the satisfaction of other Conditions prescribed by the Committee, if any, with respect to grants of Stock Awards, shall automatically lapse, expire, and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented in the grant of Stock Awards as provided in Section 6(g) herein upon the occurrence of a Change in Control.

(d) For purposes of this Section 15, a Change in Control of Imation shall be deemed to have occurred if:

       (i) any Person (together with its Affiliates and Associates), other than a trustee or other fiduciary holding securities under an employee benefit plan of Imation, is or becomes the "beneficial owner" (as that term is defined in Rule 13d-3 promulgated under the Act), directly or indirectly, of securities of Imation representing thirty percent (30%) or more of the combined voting power of Imation's then outstanding securities, unless a majority of the Continuing Directors of Imation's Board of Directors prior to that time have determined in their sole discretion that, for purposes of this 1996 Program, a Change in Control of Imation has not occurred; or

       (ii) the Continuing Directors of Imation's Board of Directors shall at any time fail to constitute a majority of the members of such Board of Directors.

(e) In the event that the provisions of this Section 15 result in "payments" that are finally determined to be subject to the excise tax imposed by Section 4999 of the Code, Imation shall pay to each Participant an additional amount such that the net amount retained by such Participant following realization of all compensation under the 1996 Program that resulted in such "payments," after allowing for the amount of such excise tax and any additional federal, state, and local income and employment taxes paid on the additional amount, shall be equal to the net amount that would otherwise have been retained by the Participant if there were no excise tax imposed by Section 4999 of the Code.

(f) Imation shall pay to each Participant the amount of all reasonable legal and accounting fees and expenses incurred by such Participant in seeking to obtain or enforce his or her rights under this Section 15, or in connection with any income tax audit or proceeding to the extent attributable to the application of
Section 4999 of the Code to the payments made pursuant to this Section 15, unless a lawsuit commenced by the Participant for such purposes is dismissed by the court as being spurious or frivolous. Imation shall also pay to each Participant the amount of all reasonable tax and financial planning fees and expenses incurred by such Participant in connection with such Participant's receipt of payments pursuant to this Section 15.


                  SECTION 16 DIVIDENDS AND DIVIDEND EQUIVALENTS

The Committee may provide that awards under the 1996 Program earn dividends or Dividend Equivalents. Such Dividend Equivalents may be paid currently or may be credited to a Participant's account. In addition, dividends paid on outstanding awards or issued shares may be credited to a Participant's account rather than paid currently. Any crediting of dividends or Dividend Equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.


                      SECTION 17 DEFERRALS AND SETTLEMENTS

Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose. The Committee may also require or permit Participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the 1996 Program. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts denominated in cash or the payment or crediting of Dividend Equivalents on deferred settlements denominated in shares.


           SECTION 18 OTHER IMATION BENEFIT AND COMPENSATION PROGRAMS

Unless otherwise specifically determined by the Committee, settlements of awards received by Participants under the 1996 Program shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits under any Imation benefit plan, severance program, or severance pay law of any country. Further, Imation may adopt other compensation programs, plans, or arrangements as it deems appropriate or necessary.


                            SECTION 19 UNFUNDED PLAN

Unless otherwise determined by the Committee, the 1996 Program shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The 1996 Program shall not establish any fiduciary relationship between Imation and any Participant or other person. To the extent any person holds any rights by virtue of a grant under the 1996 Program, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of Imation.


                            SECTION 20 FUTURE RIGHTS

No person shall have any claim or rights to be granted an award under the 1996 Program, and no Participant shall have any rights under the 1996 Program to be retained in the employ of Imation.



[LOGO]
IMATION
BORNE OF 3M INNOVATION

                                  IMATION CORP.
                                   1997 PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William T. Monahan, Carolyn A. Bates and Jill D. Burchill, and each of them, as proxies with full power of substitution, to vote all shares of Common Stock which the undersigned has power to vote at the Annual Meeting of Shareholders of Imation Corp. to be held at 9:30 a.m. (CDT), Wednesday, May 14, 1997, at the Radisson Hotel, 11 East Kellogg Boulevard, St. Paul, Minnesota, and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

Furthermore, as a participant in, and a named fiduciary under, the Imation Retirement Investment Plan ("RIP"), I hereby direct State Street Bank and Trust Company, as RIP Trustee, to vote at the 1997 Annual Meeting of Shareholders of Imation Corp. and any adjournment thereof, all shares of Imation Corp. Common Stock allocated as of March 19, 1997, to my account in the Imation RIP, plus a pro rata portion of the shares that have not been allocated to participant accounts or for which no instructions are received, as designated below. I understand that this card must be received by Norwest Bank Minnesota, N.A., acting as tabulation agent for the RIP Trustee, by May 12, 1997. If it is not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares held in my account will be voted by State Street Bank and Trust Company in the same proportion that the other participants in the plan direct the RIP Trustee to vote shares allocated to their accounts. All voting instructions given by Participants shall be held in strict confidence by the RIP Trustee.

           (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)


                                IMATION CORP.
                         ANNUAL MEETING MAY 14, 1997

YOU CAN NOW VOTE YOUR PROXY BY TELEPHONE

If you wish to vote ALL proposals FOR or AGAINST the Board of Directors' recommendation, please use the automated telephone voting system. The system is available 24 hours a day. If you wish to abstain from voting, or choose not to vote all proposals for or against the Board of Director's recommendation, you must complete and sign the proxy voting card and return it in the postage-paid envelope provided.

TELEPHONE VOTING INSTRUCTIONS:

*  Using a touch-tone telephone, dial 1-800-240-6326.

* When prompted, enter the three digit company number located on the proxy voting card above your name and address.

* When prompted, enter your seven digit NUMERICAL Personal Identification Number (PIN) that follows the company number. DO NOT ENTER the alpha character.

* If you enter an invalid PIN, you will be prompted to re-enter your PIN. You will have three opportunities to enter the correct PIN before the telephone system will end the call.

*  When prompted,
   - Press "1" to vote all proposals FOR the Board of Directors' recommendation. Pressing "1" will vote all proposals in favor of the Board's recommendation.
                                  OR
   - Press "9" to vote all proposals AGAINST the Board of Directors' recommendation. Pressing "9" will vote all proposals against the Board's recommendation.
                                 NEXT
*  When prompted
   -  Press "1" if you plan to attend the Annual Meeting or
   -  Press "9" if you will not be attending the Annual Meeting.

* A recorded voice will confirm your vote has been cast as you directed and end the phone call. YOU DO NOT HAVE TO MAIL BACK YOUR PROXY VOTING FORM -- YOUR VOTE HAS BEEN RECORDED ELECTRONICALLY. THE DEADLINE FOR ELECTRONIC VOTING BY TELEPHONE IS 12:00 P.M. (CST) TWO BUSINESS DAYS PRIOR TO THE ANNUAL MEETING DATE.

                           (CONTINUED FROM OTHER SIDE)

[ ] CHECK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU CHOOSE TO VOTE YOUR PROXY BY TELEPHONE, PLEASE DO NOT HANG UP UNTIL YOU HAVE BEEN PROMPTED AND HAVE REPLIED REGARDING YOUR ATTENDANCE AT THE ANNUAL MEETING.


THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 THROUGH 3

1.   Election of Two Directors
     (Class I) to serve a term of three years

     NOMINEES:
     Lawrence E. Eaton; Ronald T. LeMay
     [ ]  FOR both listed nominees
     [ ]  WITHHOLD AUTHORITY to vote for both listed nominees

     To withhold authority to vote for any INDIVIDUAL nominee, strike a line through the nominee's name above.

2. Ratification of appointment of Coopers & Lybrand L.L.P. as independent auditor

     [ ]  FOR         [ ]  AGAINST        [ ]  ABSTAIN

3. Approval of Imation Corp. 1996 Employee Stock Incentive Program

     [ ]  FOR         [ ]  AGAINST        [ ]  ABSTAIN

                                        THIS PROXY WILL BE VOTED AS DIRECTED. IF
                                        NO DIRECTION IS MADE, IT WILL BE VOTED
                                        "FOR" ITEMS 1 THROUGH 3. DISCRETIONARY
                                        AUTHORITY IS HEREBY CONFERRED AS TO ALL
                                        OTHER MATTERS WHICH MAY PROPERLY COME
                                        BEFORE THE MEETING.

                                        Dated: ___________________________ ,1997

                                        ________________________________________
                                        Signature(s) of Shareholder(s)


                                        ________________________________________
                                        Signature if held jointly

                                        PLEASE SIGN exactly as name appears
                                        above. Joint owners should each sign.
                                        Executors, administrators, trustees,
                                        etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.



                                 IMATION CORP.
                          ANNUAL SHAREHOLDERS MEETING
                                 RADISSON HOTEL
                           11 EAST KELLOGG BOULEVARD
                              ST. PAUL, MINNESOTA
                                  MAY 14, 1997
                         9:30 A.M. CENTRAL DAYLIGHT TIME



[LOGO]
IMATION
BORNE OF 3M INNOVATION


                                  IMATION CORP.
                                   1997 PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William T. Monahan, Carolyn A. Bates and Jill D. Burchill, and each of them, as proxies with full power of substitution, to vote all shares of Common Stock which the undersigned has power to vote at the Annual Meeting of Shareholders of Imation Corp. to be held at 9:30 a.m. (CDT), Wednesday, May 14, 1997, at the Radisson Hotel, 11 East Kellogg Boulevard, St. Paul, Minnesota, and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

             (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)


                                IMATION CORP.
                         ANNUAL MEETING MAY 14, 1997

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 THROUGH 3

1.   Election of two Directors (Class I) to serve a term of three years

     NOMINEES: Lawrence E. Eaton; Ronald T. LeMay

     [ ] FOR both listed nominees

     [ ] WITHHOLD AUTHORITY to vote for both listed nominees

     To withhold authority to vote for any INDIVIDUAL nominee, strike a line through the nominee's name above.

2. Ratification of appointment of Coopers & Lybrand L.L.P. as independent auditors

     [ ]  FOR         [ ]  AGAINST        [ ]  ABSTAIN

3.   Approval of Imation Corp. 1996 Employee Stock Incentive Program

     [ ]  FOR         [ ]  AGAINST        [ ]  ABSTAIN



                                        THIS PROXY WILL BE VOTED AS DIRECTED. IF
                                        NO DIRECTION IS MADE, IT WILL BE VOTED
                                        "FOR" ITEMS 1 THROUGH 3. DISCRETIONARY
                                        AUTHORITY IS HEREBY CONFERRED AS TO ALL
                                        OTHER MATTERS WHICH MAY PROPERLY COME
                                        BEFORE THE MEETING.


                                        Dated: ___________________________ ,1997

                                        ________________________________________
                                        Signature(s) of Shareholder(s)

                                        ________________________________________
                                        Signature if held jointly


                                        PLEASE SIGN exactly as name appears
                                        above. Joint owners should each sign.
                                        Executors, administrators, trustees,
                                        etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.